UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT Pursuant to Section 13 OR 15(d)
                       of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006
                                                  (August 15, 2006)



                             PEGASUS WIRELESS CORP.
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             (Exact name of registrant as specified in its charter)



      Nevada                            000-32567                52-2273215
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


 1565 Reliance Way, Freemont, CA                                   94539
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (510) 490-8288


                                      N/A
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         (Former name or former address, if changed since last report.)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(C))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definative Agreement

     On August 15, 2006, the Company acquired the product line and intellectual property from Miami, FL based Maccontrol, LLC. This product line encompasses wireless products that link home entertainment systems to Aplle Macintosh computers. Pegasus intends to combine the Maccontrol product line with its recently released wireless cable product to enable consumers to control all components of a home entertainment system with a single remote control unit.

     Pegasus issued 833,333 shares of restricted common stock to complete this acquisition. The Company valued this acquisition at $5,000,000, or $6 per share. The Company's common stock closed at $5.92 per share the trading day immediately prior to this acquisition.



SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

     On August 16, 2006, the Board of Directors accepted the resignation of Jerry Shih from the board of directors, who stated that he needed to concentrate his efforts and time in the operations of Pegasus to assist the Company to reach its goals. The Board also accepted the retirement of Chich-Hsing "Alex" Tsao, which included his resignation from all positions as officer and director. On August 17, 2006, the Company received the resignation of Caspar Lee due to his inability to attend board meetings because his work and travel schedule prevented him from attending. Mr. Lee advised the Company that it needed to find someone who could be more productive than he has been able to be.

     On August 16, 2006, the Board elected two directors to the Board to complete the terms of Mr. Shih and Mr. Tsao. The Company believes that the addition of these specific directors will assist the Company to grow and reach its goals more rapidly as a result of the unique expertise, experience and contacts these individuals bring to the Board.

     The Company expects to seek ratification of all board members at the next stockholders meeting.

The new board members are:

     Eric W. Lutz, 44, Member of the Audit Committee Senior Vice President of Webster Bank, Stamford, CT. Mr. Lutz also serves as regional business line manager of Webster Financial Advisors, the Private Banking and Advisory arm of Webster Bank. Mr. Lutz has in excess of 20 years experience of commercial and private banking experience working with public and private clients at CitiGroup and Fleet-Bank of America prior to Webster. His background includes telecom and technology companies, the NFL and several NFL franchises among other nationally recognized companies. He received his Bachelor degree from Brown University in 1983. He has also completed a variety of graduate courses specific to business valuation and modeling and asset/liability management.

     Mr. Lutz brings a wealth of financial and banking experience and expertise to the Pegasus Board.

     Douglas L. Hirsch, 43, Member of the Compensation Committee Managing Director of Maccontrol, LLC and managing Director/Owner of Revolution Entertainment Design and Development, LLC. Over the last three years Mr. Hirsch and his design team have developed the Maccontrol technology that Pegasus recently purchased. Revolution designs custom entertainment systems for commercial and individual clients. Prior to these entities founded by Mr.
Hirsch, he has been a Regional Director of Sound Advice - Bang & Olufsen Division. He received his Bachelor of Arts degree from Western State College of Colorado in 1985.

     Mr. Hirsch brings a strong proficiency in hardware and software product design and implementation to the Board.

     The Board also elected Nicholas Peraticos as Chairman of the Board, and recognized that Jasper Knabb is now the only CEO of the Company.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                             PEGASUS WIRELESS CORP.


   August 18, 2006          By:  /s/ Stephen H. Durland
                                --------------------------
                                Stephen H. Durland
                                Title: CFO